UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ALTEVA, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Alteva Letterhead]

October 26, 2015

Dear Alteva Shareholder:

Your attention to this year’s Annual Meeting is more important than ever!

We have not yet received your proxy card for our upcoming Annual Meeting, please complete and return the enclosed card as soon as possible.

WHAT YOU NEED TO KNOW?

•                  The Board recommends that you vote FOR the merger with Momentum.

WHAT YOU NEED TO DO?

•                  Return your proxy card and/or contact your broker with a vote FOR all proposals recommended by the Board.

WHY IS THIS A GOOD IDEA?

A strategic acquisition by Momentum is recommended because:

•                  You will receive $4.70 in cash in exchange for each common share you own PLUS the $2.60 per common share one-time special dividend that shareholders received in June 2015, which represents a combined value of $7.30 per common share;

•                  After conducting a thorough and exhaustive process, the offer from Momentum was the highest price per share received;

•                  There is no other offer or dividend on the table;

•                  It enables continuity of Warwick Valley Telephone Company;

•                  Momentum is a private, family owned business that shares a common culture and mission that focuses on the communities we serve, our employees and our customers.

WHAT HAPPENS IF I VOTE “NO” OR DON’T VOTE?

•                  If you don’t vote then your inaction will be treated the same as a no vote.

•                  Alteva is too small to be a public company and too small to be successful as a standalone entity.

•                  It is very possible that the stock will decline and that the business will continue to lose money.

•                  We will have difficulty achieving the required approval of 70% of the outstanding common shares. If shareholders do not approve the merger, Alteva must reimburse Momentum for up to $750,000 of its expenses.

The combination of Alteva and Momentum is the best alternative for shareholders, customers, and employees.  If you have any questions, please contact us on shareholderrelations@alteva.com, Warwick, (845) 986-8080 or Philly (877) 258-3722.  For more information, see “Additional Information and Where to Find It” on the following page of this letter. Alteva’s proxy statement related to the transaction is also available on the Alteva website, www.alteva.com. If you need any assistance voting your shares, please contact our proxy solicitor, Georgeson, Inc., at (888) 206-5896.

Sincerely,

Your Board of Directors

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and other relevant documents, including a form of proxy card, on October 7, 2015.  The definitive proxy statement and a form of proxy will be mailed to the Company’s shareholders.  Shareholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.  Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.Alteva.com or by directing a request to:  Alteva, Inc., 400 Market Street, Suite 1100, Philadelphia, Pennsylvania 19106, Attn:  Investor Relations.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger is set forth in the definitive proxy statement and the other relevant documents filed with the SEC.  You can find information about the Company’s executive officers and directors in the definitive proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) as filed with the SEC on March 17, 2015 and Amendment No. 1 to the Form 10-K as filed with the SEC on April 30, 2015.